UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014 (March 7, 2014)

Luby’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1311 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 329-6800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2014, the Board of Directors (the “Board”) of Luby’s, Inc. (the “Company”) increased the size of the Board from nine to ten directors and, to fill the vacancy created by such increase, elected Peter Tropoli, the Company’s Chief Operating Officer, to serve as a director of the Board, effective on March 7, 2014. There are no arrangements or understandings between Mr. Tropoli and any other persons pursuant to which he was elected as a director. Frank Markantonis, a current member of the Board, is the stepfather of Mr. Tropoli.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY’S, INC.

Date: March 12, 2014	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer